Exhibit 10.1

FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, D.C.

AND

STATE OF OHIO

DEPARTMENT OF COMMERCE

DIVISION OF FINANCIAL INSTITUTIONS

)
In the Matter of	)
)
THE HOME SAVINGS AND LOAN COMPANY	)
OF YOUNGSTOWN	)	CONSENT ORDER
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YOUNGSTOWN, OHIO	)	FDIC-12-022b
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(STATE CHARTERED INSURED	)
SAVINGS BANK))
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The Home Savings and Loan Company of Youngstown, Youngstown, Ohio, (“Bank”), having been advised of its right to a NOTICE OF CHARGES AND OF HEARING detailing the unsafe or unsound banking practices alleged to have been committed by the Bank, and of its right to a hearing on the charges under section 8(b) of the Federal Deposit Insurance Act (“Act”), 12 U.S.C. § 1818(b), and under section 1163.03 of the Ohio Revised Code regarding hearings before the Division of Financial Institutions for the State of Ohio (“Division”), and having waived those rights, by and through its duly elected and acting Board of Directors (“Board”) entered into a STIPULATION AND CONSENT TO THE ISSUANCE OF A CONSENT ORDER (“STIPULATION”) with representatives of the Federal Deposit Insurance Corporation (“FDIC”) and the Division, dated March 29, 2012, whereby, solely for the purpose of this proceeding and without admitting or denying any charges of unsafe or unsound banking practices relating to weaknesses in capital, asset quality, and earnings, the Bank consented to the issuance of a CONSENT ORDER(“ORDER”) by the FDIC and the Division.

The FDIC and the Division considered the matter and determined that they had reason to believe that the Bank had engaged in unsafe or unsound banking practices and therefore accepted the STIPULATION.

Having also determined that the requirements for issuance of an order under 12 U.S.C. § 1818(b) and Ohio Revised Code § 1163.03, have been satisfied, the FDIC and the Division HEREBY ORDER that the Bank, its institution-affiliated parties, as that term is defined in section 3(u) of the Act, 12 U.S.C. § 1813(u), and its successors and assigns, take the affirmative actions as follows:

MANAGEMENT

1. (a) While this ORDER remains in effect, the Bank shall continue to retain qualified management. Management shall be provided the necessary written authority to implement the provisions of this ORDER. The qualifications of management shall be assessed on its ability to:

(i)	Comply with the requirements of this ORDER;

(ii)	Operate the Bank in a safe and sound manner;

(iii)	Comply with applicable laws, rules, and regulations; and

(iv)	Restore all aspects of the Bank to (or, as applicable, maintain) a safe and sound condition, including capital adequacy, asset quality, management effectiveness, earnings, liquidity, and sensitivity to interest rate risk.

(b) While this ORDER is in effect, prior to the addition of any individual to the Board or the employment of any individual as a senior executive officer, the Bank shall request and obtain the written approval of the Regional Director of the Chicago Regional Office of the FDIC (“Regional Director”) and the Division. For purposes of this ORDER, “senior executive officer” is defined as in section 32 of the Act (“section 32”), 12 U.S.C. § 1831(i), and section 303.101(b) of the FDIC Rules and Regulations, 12 C.F.R. § 303.101(b).

CAPITAL

2. (a) By June 30, 2012, the Bank, after establishing an appropriate Allowance for Loan and Lease Losses, shall increase and maintain its Tier 1 Leverage Capital ratio equal to or greater than 9.00 percent (9%) of the Bank’s Average Total Assets. The bank shall also increase and maintain its Total Risk-Based Capital ratio equal to or greater than 12.00 percent (12%) of the Bank’s Total Risk-Weighted Assets. For purposes of this ORDER, Tier 1 capital, qualifying total capital, total assets, and risk-weighted assets shall be calculated in accordance with Part 325 of the FDIC Rules and Regulations (“Part 325”), 12 C.F.R. Part 325. If any such capital ratios are less than the percentages required by this ORDER, as determined as of the date of any Report of Condition and Income, or any amendments thereto, or at an examination or visitation by the FDIC or the Division, the Bank shall, within sixty (60) days from the date of such filing (without regard to amendments), restore the Bank’s Tier 1 Leverage Capital and Total Risk-Based Capital ratios to the minimums prescribed by this ORDER.

(b) Within thirty (30) days of the effective date of this ORDER, the bank shall revise and submit its capital plan to ensure compliance with Paragraph 2(a) to the Regional Director and the Division for review and comment. Within thirty (30) days of receipt of any comments from the Regional Director or the Division the Bank shall incorporate any changes required by the Regional Director or the Division and thereafter adopt, implement, and adhere to the plan.

(c) Any increase in Tier 1 capital may be accomplished by the following:

(i)	The sale of common stock and noncumulative perpetual or preferred stock constituting Tier 1 capital under Part 325; or

(ii)	The elimination of all or part of the assets classified as “Loss” provided any such collection on a partially charged-off asset shall first be applied to that portion of the asset which was not charged off pursuant to this ORDER; or

(iii)	The collection in cash of assets previously charged off; or

(iv)	The direct contribution of cash by the directors or the shareholders of the Bank; or

(v)	Any other means acceptable to the Regional Director and the Division; or

(vi)	Any combination of the above means.

(d) Should the Bank be unable to reach the required capital levels within the time frames specified in subparagraph (a) above, or be unable to maintain those levels, then within thirty (30) days of receipt of written direction from the Regional Director and the Division, the Bank shall develop, adopt, and implement a written contingency plan to sell or merge itself into another federally-insured financial institution or to otherwise provide for a sufficient capital investment into the Bank. A copy of the plan required by this paragraph shall be submitted to, and determined to be acceptable by, the Regional Director and the Division.

DIVIDEND RESTRICTION

3. As of the effective date of this ORDER, the Bank shall not declare or pay any dividend without the prior written consent of the Regional Director and the Division.

PROHIBITION OF ADDITIONAL LOANS TO CLASSIFIED BORROWERS

4. (a) As of the effective date of this ORDER, the Bank shall not extend, directly or indirectly, any additional credit to, or for the benefit of, any borrower who is already obligated in any manner to the Bank on any extensions of credit (including any portion thereof) that has been charged off the books of the Bank or classified “Loss” in the June 13, 2011 Joint Report of Examination (“Joint Report”), or which is classified “Loss” in any subsequent examination or visitation, so long as such credit remains uncollected, without the prior written consent of the Regional Director and Division.

(b) As of the effective date of this ORDER, the Bank shall not extend, directly or indirectly, any additional credit to, or for the benefit of, any borrower whose loan or other credit has been classified “Substandard”, “Doubtful”, or is listed for “Special Mention” in the Joint Report or any subsequent visitation or examination, and remains uncollected unless the Bank’s Board Loan Committee has adopted, prior to such extension of credit, a detailed written statement giving the reasons why such extension of credit is in the best interest of the Bank. A copy of the statement shall be signed by each Director who is a member of the Board Loan Committee with their approval or disapproval noted thereon, the statement shall be incorporated into the minutes of the applicable Board Loan Committee meeting, and a copy thereof placed into the appropriate loan file.

REDUCTION OF CLASSIFIED ASSETS

5. (a) The Bank shall revise its written plan to reduce the Bank’s risk position in each asset in excess of $500,000 which is classified “Substandard” or “Doubtful” in the Joint Report, or in any subsequent reports of examination, external loan review, or by management in the internal loan review process.

(b) Within six (6) months of the effective date of this ORDER, the Bank shall reduce and maintain total adversely classified assets at a level no greater than seventy-five (75%) percent of the total dollar amount of adversely classified assets stated in the Joint Report, and within twelve (12) months shall further reduce and maintain adversely classified assets at a level no greater than fifty (50%) percent of the total dollar amount of adversely classified assets stated in the Joint Report.

(c) While this ORDER is in effect, the Bank shall update the Classified Asset Plan to reflect any assets subsequently classified as Doubtful or Substandard by the Bank internally or by the FDIC or the Division in any subsequent visitation or examination. Such updated plans shall include, but not be limited to, the following:

(i)	A schedule, completed on a quarterly basis, illustrating portfolio risk targets and showing the expected consolidated balance of all adversely classified assets, and the ratio of the consolidated balance to the Bank’s projected Tier 1 Capital plus Allowance for Loan and Lease Losses;

(ii)	Dollar levels to which the Bank will strive to reduce individual lending relationships on a quarterly basis; and

(iii)	Provisions for the submission of monthly written progress reports to the Bank’s Board for review and notation in the board of director’s minutes.

(d) Once the total dollar amount of adversely classified assets has been reduced as required by provision 5(b), the Bank may petition the Regional Director and the Division to ease the capital requirement of Paragraph 2(a) to be commensurate with the present risk profile.

LOSS CHARGE-OFF

6. As of the effective date of this Order the Bank shall charge off from its books and records any assets classified “Loss” in the Joint Report, except with respect to any amount that had been classified “Loss” for any real estate owned by the Bank, for which a reserve allowance may be established, and shall immediately charge off any other assets classified “Loss” in any subsequent visitation or examination.

REDUCTION OF DELINQUENCIES

7. The Bank shall adopt, adhere to, and revise as necessary, its written plan for the reduction and collection of delinquent loans, and shall submit a copy of the plan and any revisions to the Regional Director and the Division. The plan and revisions thereto shall include, but not be limited to, provisions which:

(a) Prohibit the extension of credit for the payment of interest;

(b) Establish acceptable guidelines for the collection of delinquent credits;

(c) Establish dollar levels to which the Bank shall reduce delinquencies within six and twelve months periods; and

(d) Provide for the submission of monthly written progress reports to the Bank’s board of directors for review and notation in minutes of the meetings of the board of directors. If the Regional Director or the Division recommend in writing changes to the plan or revisions, the Bank shall make modifications in accordance with the recommendations and thereafter implement the modified plan.

CONCENTRATIONS OF CREDIT

8. (a) Within sixty (60) days after the effective date of this ORDER, the Bank shall formulate and submit to the Regional Director and the Division for review and comment a written plan to reduce each concentration identified in the Joint Report. Within thirty (30) days of receipt of any comments from the Regional Director or the Division, the Bank shall incorporate any changes required by the Regional Director or the Division and thereafter adopt, implement, and adhere to the plan. The plan shall include, at a minimum:

(i)	Dollar levels to which the Bank shall reduce each concentration for twelve (12) and twenty-four (24) month intervals and the methods by which the target levels will be attained;

(ii)	Effective risk management practices and measures as outlined in regulatory guidance to manage concentration risks. These practices need to include portfolio stress testing and incorporate these results into a comprehensive capital analysis; and

(iii)	Provisions for the submission of monthly written progress reports to the Bank’s Board for review and notation in minutes of the Bank’s Board meetings.

(b) The written plan shall be updated to include any concentrations identified by the FDIC or the Division in any subsequent examination or visitation.

ALLOWANCE FOR LOAN AND LEASE LOSSES (“ALLL”)

9. Within thirty (30) days from the effective date of this ORDER, the Board shall ensure the establishment of a comprehensive policy and methodology for determining the adequacy of the ALLL. The Bank’s policy shall fully address the ALLL deficiencies identified in the Joint Report, and shall be updated to address any later deficiencies identified in subsequent examinations or visitations. The policy shall provide for a Board review of, the adequate provision for, and the accurate reporting of, the ALLL prior to the submission or publication of all Reports of Condition and Income required by the FDIC or Division. Such Board reviews shall, at a minimum, ensure that the Bank’s policy is in compliance with the following:

(i)	The Federal Financial Institutions Examination Council’s Instructions for the Reports of Condition and Income;

(ii)	The Interagency Statement of Policy on the Allowance for Loan and Lease Losses; applicable accounting guidance, including Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Subtopic 450-10 and FASB ASC Subtopic 310-10 (which now supersede prior FAS 5 and 114 guidelines); and

(iii)	Other applicable regulatory guidance that addresses the adequacy of the Bank’s allowance.

STRATEGIC PLAN

10. (a) Within sixty (60) days from the effective date of this ORDER, the Bank shall amend its written strategic plan. The plan required by this paragraph shall contain an assessment of the Bank’s current financial condition and market area, and a description of the operating assumptions that form the basis for major projected income and expense components. The written strategic plan shall address, at a minimum:

(i)	Strategies for pricing policies and asset/liability management; and

(ii)	Financial goals, including pro forma statements for asset growth, capital adequacy, and earnings.

(b) Within thirty (30) days from the end of each calendar quarter following the effective date of this ORDER, the Bank’s Board shall evaluate the Bank’s actual performance in relation to the strategic plan required by this paragraph and record the results of the evaluation, and any actions taken by the Bank, in the minutes of the Board meeting at which such evaluation is undertaken.

(c) The strategic plan required by this ORDER shall be revised at the end of each calendar year during which this ORDER is in effect and shall be completed on or before December 31 of such year. The Board shall approve the revised plan, which approval shall be recorded in the minutes of the applicable Board meeting, and the Bank shall thereafter implement and adhere to the revised plan.

(d) While this ORDER is in effect, the Bank shall not enter into any new line of business without the prior written consent of the Regional Director and the Division.

(e) The plan and revisions thereto required by this paragraph shall be submitted to the Regional Director and the Division for review and comment. Within thirty (30) days of receipt of any comments from the Regional Director or the Division the Bank shall incorporate any changes required by the Regional Director or the Division and thereafter adopt, implement, and adhere to the plan.

PROFIT PLAN AND BUDGET

11. (a) Within ninety (90) days from the effective date of this ORDER, the Bank shall amend its written profit plan and prepare a realistic, comprehensive budget for all categories of income and expense for calendar years 2012 and 2013. The plans required by this paragraph shall focus on earnings improvement and shall contain formal goals and strategies, consistent with sound banking practices, to reduce discretionary expenses and to improve the Bank’s overall earnings, and shall contain a description of the operating assumptions that form the basis for major projected income and expense components.

(b) The written profit plan shall address, at a minimum:

(i)	Realistic and comprehensive budgets;

(ii)	A budget review process to monitor the income and expenses of the Bank to compare actual figures with budgetary projections;

(iii)	Identification of major areas in, and means by which, earnings will be improved; and

(iv)	A description of the operating assumptions that form the basis for and adequately support major projected income and expense components.

(c) Within forty-five (45) days from the end of each calendar quarter following completion of the profit plans and budgets required by this paragraph, the Bank’s Board shall evaluate the Bank’s actual performance in relation to the plan and budget, record the results of the evaluation, and note any actions taken by the Bank in the minutes of the Board meeting at which such evaluation is undertaken.

(d) A written profit plan and budget for the next two-year period shall be prepared at the end of each calendar year during which this ORDER is in effect and shall be completed not less than thirty (30) days prior to the beginning of the next calendar year.

(e) The plans and budgets required by this paragraph shall be submitted to the Regional Director and the Division for review and comment. Within thirty (30) days of receipt of any comments from the Regional Director or the Division the Bank shall incorporate any changes required by either of them and shall thereafter adopt, implement, and adhere to the plan and budget.

NOTIFICATION TO SHAREHOLDER

12. Following the effective date of this ORDER, the Bank shall send to its shareholder a copy of this ORDER: (1) in conjunction with the Bank’s next shareholder communication; or (2) in conjunction with its notice or proxy statement preceding the Bank’s next shareholder meeting.

PROGRESS REPORTS

13. Within thirty (30) days from the end of each calendar quarter following the effective date of this ORDER, the Bank shall furnish to the Regional Director and the Division written progress reports signed by each member of the Bank’s Board, detailing the actions taken to secure compliance with the ORDER and the results thereof.

CLOSING PARAGRAPHS

This ORDER shall be effective upon the date of its issuance by the FDIC and the Division.

The provisions of this ORDER shall be binding upon the Bank, its institution-affiliated parties, and any successors and assigns thereof.

The provisions of this ORDER shall remain effective and enforceable except to the extent that, and until such time as, any provision has been modified, terminated, suspended, or set aside by the FDIC and the Division.

Pursuant to delegated authority.

Dated: March 30, 2012.

Federal Deposit Insurance Corporation	State of Ohio Division of Financial Institutions

By:	By:

/s/ M. Anthony Lowe	/s/ Charles J. Dolezal
M. Anthony Lowe	Charles J. Dolezal
Regional Director	Superintendent
Chicago Regional Office

And

/s/ Kevin R. Allard
Kevin R. Allard
Deputy Superintendent

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